Exhibit 99.1

April 21, 2011

JANUS CAPITAL GROUP INC. ANNOUNCES

FIRST QUARTER RESULTS

First quarter earnings of $0.21 per diluted share

Raises dividend to $0.05 per share, per quarter

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported first quarter net income of $37.9 million, or $0.21 per diluted share, compared with net income of $65.9 million, or $0.36 per diluted share, in the fourth quarter 2010 and net income of $31.3 million, or $0.17 per diluted share, in the first quarter 2010.

First quarter 2011 includes a $0.03 per share non-operating charge from the early retirement of debt while fourth quarter 2010 included a $0.12 per share net benefit from an insurance recovery, the sale of JCG’s structured investment vehicle securities, the reversal of income tax reserves and the cumulative effect of correcting a hedge accounting issue.

The company’s operating margin for the first quarter 2011 was 32.1% compared with 34.7% for the fourth quarter 2010 and 27.3% for the first quarter 2010.

Additionally, JCG today announced that the Board of Directors declared a regular quarterly cash dividend of $0.05 per share. This quarterly rate represents an annualized dividend payout of $0.20 per share of common stock, a significant increase from the $0.04 annual cash dividend paid in 2010. The initial quarterly dividend will be paid on May 13, 2011 to shareholders of record at the close of business on May 2, 2011. Subject to the declaration of each quarterly cash dividend by the Board of Directors, the following cash dividend schedule will be in place:

Record Date	Payment Date

May 2, 2011	May 13, 2011
July 29, 2011	August 12, 2011
October 31, 2011	November 14, 2011
February 3, 2012	February 14, 2012

“Today’s announced change to our dividend policy is a testament to the improved financial position of the company and demonstrates Janus’ commitment to return capital to our shareholders,” said Dick Weil, Chief Executive Officer.

Greg Frost Announces Resignation

Dick Weil also announced today that Chief Financial Officer (“CFO”) Greg Frost has decided to leave the firm on or about August 1st. Frost will be replaced by Bruce Koepfgen who will join the firm in the beginning of June, and will succeed Frost as CFO in early August. Koepfgen and Frost will work together over the summer to ensure a smooth transition of CFO responsibilities.

“I want to thank Greg for his many contributions to Janus during the last 14 years, and I wish him well in the future,” said Weil. “Looking forward, we are very happy and excited to welcome Bruce Koepfgen to Janus. He is an experienced and proven leader in the asset management industry who will substantially strengthen our Janus leadership team across a wide range of strategic and operational areas.”

Koepfgen, 58, has over 35 years of financial and asset management experience. From 2003 to 2009, he worked for Allianz Global Investors, one of the largest global asset management firms. During his time at Allianz, Koepfgen served as CEO of Oppenheimer Capital, an Allianz subsidiary, and Chairman of Allianz Global Investors Fund Management. He served with Dick Weil as members of

Allianz Global Investors’ Executive Committee. Prior to joining Allianz, Koepfgen spent 23 years at Salomon Brothers where he held numerous senior leadership positions.

In addition to serving as CFO and as a member of the Company’s executive management committee, Koepfgen will oversee JCG’s corporate strategy, finance, corporate accounting, tax and corporate services departments.

Flows and Assets Under Management

Average assets under management during the first quarter 2011 were $172.5 billion compared with $167.3 billion during the fourth quarter 2010 and $160.0 billion during the first quarter 2010.

At March 31, 2011, the company’s total assets under management were $173.5 billion compared with $169.5 billion at December 31, 2010 and $165.5 billion at March 31, 2010.

The increase in complex-wide assets during the first quarter 2010 reflects $6.7 billion of net market appreciation, partially offset by long-term net outflows of $2.7 billion. Mathematical equity and fundamental equity (includes growth/core, global/international and value investment disciplines) long-term net outflows totaled $2.6 billion and $0.5 billion, respectively, while fixed income long-term net inflows totaled $0.4 billion.

Investment Performance

As a result of underperformance in key fundamental equity strategies, the one-, three- and five-year relative performance for fundamental equity mutual funds has declined, with 12%, 40%, and 78% of mutual fund assets ranked in the top half of their Lipper categories, respectively, as of March 31, 2011.(1)

Fixed income mutual funds continued to generate strong relative investment performance with 66%, 100% and 100% of mutual fund assets ranked in the top half of their Lipper categories on a one-, three- and five-year total return basis, respectively, for the same time period.(2)

During the first quarter 2011, the one- and three-year performance for mathematical equity strategies improved significantly from the same period last year and from December 31, 2010. As of March 31, 2011, 88%, 69% and 36% of strategies surpassed their respective benchmarks, net of fees, over the one-, three- and five-year periods.(3)

In addition, 46% of complex-wide mutual funds have a 4- or 5-star Overall Morningstar RatingTM at March 31, 2011.(4)

(1) References Lipper relative performance on an asset-weighted basis. For the 10-year period ending March 31, 2011, 75% of the 23 Fundamental Equity mutual funds outperformed the majority of their Lipper peers on an asset-weighted basis. For the 1-, 3-, 5- and 10-year periods ending March 31, 2011, 31%, 58%, 77% and 65% of the 35, 33, 30 and 23 Fundamental Equity mutual funds outperformed the majority of their Lipper peers based on total returns.

(2) References Lipper relative performance on an asset-weighted basis. For the 10-year period ending March 31, 2011, 100% of the 4 Fixed Income mutual funds outperformed the majority of their Lipper peers on an asset-weighted basis. For the 1-, 3-, 5- and 10-year periods ending March 31, 2011, 75%, 100%, 100% and 100% of the 4 Fixed Income mutual funds outperformed the majority of their peers based on total returns.

(3) For the period ending March 31, 2011, 100%, 50%, 33% and 25% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH Risk-Managed Growth Fund — Class S (1/03); INTECH Risk-Managed Core Fund — Class T (2/03); INTECH Risk-Managed Value Fund —Class I (12/05); INTECH Risk-Managed International Fund — Class I (5/07).

(4) For the period ending March 31, 2011, 44%, 57% and 56% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3, 5- and 10-year periods based on risk-adjusted returns for 41, 37 and 27 funds, respectively. 41 funds were included in the analysis for the Overall period.

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Average Assets (in billions)	$172.5	$167.3	$160.0
Ending AUM (in billions)	$173.5	$169.5	$165.5
Revenues	$265.4	$275.7	$246.9
Operating Expenses	$180.2	$179.9	$179.6
Operating Income	$85.2	$95.8	$67.3
Operating Margin	32.1%	34.7%	27.3%

Net Income	$37.9	$65.9	$31.3

Diluted Earnings per Share	$0.21	$0.36	$0.17

First quarter 2011 revenues of $265.4 million decreased 3.7% from fourth quarter 2010 primarily due to lower separate account performance fees. First quarter 2011 operating expenses were consistent with the fourth quarter 2010, which included a $6.5 million insurance recovery.

Non-operating items for the first quarter 2011 include a $9.9 million charge from the early extinguishment of debt.

Capital and Liquidity

At March 31, 2011, JCG had stockholders’ equity of $1.2 billion, cash and investments of $588 million and outstanding debt of $681 million. During the fourth quarter 2010, JCG exercised its call right on $121 million of debt, which was retired in January 2011. Under the terms of the call, JCG was required to pay the present value of the interest that would have been paid if the debt remained outstanding through maturity. As a result, JCG recognized a $9.9 million net loss on early extinguishment of debt in the first quarter 2011.

First Quarter 2011 Earnings Call Information

JCG will discuss its results during a conference call on Thursday, April 21, 2011 at 10 a.m. Eastern Standard Time. The call-in number will be (888)-428-7458. Anyone outside the U.S. or Canada should call (201)-604-5177. The slides used during the presentation will be available in the investor relations section of the Janus Capital Group website (www.janus.com/ir) approximately one hour prior to the call. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm offering strategies from three individual investment boutiques: Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins). Each manager employs a research-intensive approach that is distinct within its respective asset class. This multi-boutique approach enables the firm to provide style-specific expertise across an array of strategies, including growth, value and risk-managed equities, fixed income and alternatives through one common distribution platform.

At the end of March 2011, JCG managed $173.5 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in London, Milan, Munich, Singapore, Hong Kong, Tokyo and Melbourne.

Contacts:

Media: James Aber, 303-334-4513

Investors: John Groneman, 303-336-7466

JANUS CAPITAL GROUP INC.

UNAUDITED

CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data or as noted)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Revenues:
Investment management fees	$225.2	$218.7	$205.8
Performance fees	0.8	18.5	4.7
Shareowner servicing fees and other	39.4	38.5	36.4
Total	265.4	275.7	246.9

Operating Expenses:
Employee compensation and benefits	81.7	79.2	79.6
Long-term incentive compensation	18.2	23.3	18.6
Marketing and advertising	6.1	7.8	6.8
Distribution	36.1	36.9	35.1
Depreciation and amortization	9.0	9.5	9.9
General, administrative and occupancy	29.1	23.2	29.6
Total	180.2	179.9	179.6

Operating income	85.2	95.8	67.3

Interest expense	(13.2)	(15.9)	(15.6)
Investment gains (losses), net	1.7	19.9	0.7
Other income, net	(0.1)	0.5	0.2
Loss on early extinguishment of debt	(9.9)	—	—
Income tax provision	(22.8)	(31.9)	(19.2)

Net income	40.9	68.4	33.4

Noncontrolling interests	(3.0)	(2.5)	(2.1)

Net income attributable to JCG	$37.9	$65.9	$31.3

Diluted weighted average shares outstanding (in millions)	184.1	183.1	181.9

Diluted earnings per share attributable to JCG common shareholders:	$0.21	$0.36	$0.17

Average Assets Under Management (in billions)	$172.5	$167.3	$160.0

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	March 31,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$278.6	$373.2
Investment securities	309.7	296.1
Other assets	191.3	251.6
Property and equipment, net	41.0	44.1
Intangibles and goodwill, net	1,758.8	1,761.8
Total Assets	$2,579.4	$2,726.8

Liabilities and Stockholders’ Equity
Debt	$681.0	$799.8
Other liabilities	254.0	333.5
Deferred income taxes	418.2	410.3
Stockholders’ equity	1,226.2	1,183.2
Total Liabilities and Stockholders’ Equity	$2,579.4	$2,726.8

UNAUDITED CONDENSED CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Cash provided by (used in):
Operating activities	$9.2	$101.4	$(4.8)
Investing activities	25.6	(18.0)	(19.3)
Financing activities	(129.4)	1.8	(31.6)
Net change during period	$(94.6)	$85.2	$(55.7)

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Growth/Core (1)
Beginning of period assets	$60.9	$58.3	$60.9
Sales	3.8	3.3	3.2
Redemptions	4.7	6.0	3.2
Net sales (redemptions)	(0.9)	(2.7)	—
Market / fund performance	1.8	5.3	2.8
End of period assets	$61.8	$60.9	$63.7

Global/International
Beginning of period assets	$27.9	$26.2	$23.8
Sales	1.9	1.9	1.5
Redemptions	1.7	2.1	1.2
Net sales (redemptions)	0.2	(0.2)	0.3
Market / fund performance	0.5	1.9	1.7
End of period assets	$28.6	$27.9	$25.8

Mathematical Equity (2)
Beginning of period assets	$44.1	$42.4	$48.0
Sales	0.5	1.0	0.5
Redemptions	3.1	3.6	4.8
Net sales (redemptions)	(2.6)	(2.6)	(4.3)
Market / fund performance	2.7	4.3	2.2
End of period assets	$44.2	$44.1	$45.9

Fixed Income (1)
Beginning of period assets	$15.3	$14.5	$10.3
Sales	1.9	2.1	2.0
Redemptions	1.5	1.5	0.9
Net sales (redemptions)	0.4	0.6	1.1
Market / fund performance	0.4	0.2	0.2
End of period assets	$16.1	$15.3	$11.6

Value (3)
Beginning of period assets	$19.8	$17.8	$15.0
Sales	1.8	1.7	2.3
Redemptions	1.6	1.5	1.3
Net sales (redemptions)	0.2	0.2	1.0
Market / fund performance	1.3	1.8	0.9
End of period assets	$21.3	$19.8	$16.9

Money Market
Beginning of period assets	$1.5	$1.6	$1.7
Sales	0.3	0.2	0.1
Redemptions	0.3	0.3	0.2
Net sales (redemptions)	—	(0.1)	(0.1)
Market / fund performance	—	—	—
End of period assets	$1.5	$1.5	$1.6

Total Company
Beginning of period assets	$169.5	$160.8	$159.7
Sales	10.1	10.2	9.5
Redemptions	12.8	15.0	11.5
Net sales (redemptions)	(2.7)	(4.8)	(2.0)
Market / fund performance	6.7	13.5	7.8
End of period assets	$173.5	$169.5	$165.5

Total Excluding Money Market
Beginning of period assets	$168.0	$159.2	$158.0
Sales	9.9	10.0	9.4
Redemptions	12.6	14.7	11.3
Net sales (redemptions)	(2.7)	(4.7)	(1.9)
Market / fund performance	6.7	13.5	7.8
End of period assets	$172.0	$168.0	$163.9

Notes:

(1)   Growth/core and fixed income assets reflect a 50%/50% split of the Janus Balanced Fund between the two categories.

(2)   Represents all assets managed by INTECH Investment Management LLC. First quarter 2011 gross sales and redemptions exclude the transfer of $1.1 billion between mathematical equity strategies.

(3)   Represents all assets managed by Perkins Investment Management LLC.

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Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end.

Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”).

“Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH.

Mutual fund relative performance analysis shown is for each Fund’s initial share class: Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales and companies with relatively small market capitalizations. Please see a Janus prospectus for more information about risk, fund holdings and other details.

Lipper performance on an asset weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Lipper relative rankings.  The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. Lipper, a wholly-owned subsidiary of Thomson Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Funds not ranked by Lipper are not included in the analysis.

The Overall Morningstar RatingTM for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a 3-year performance history.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call JCG at (800) 525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

C-0411-127